NEWS RELEASE: AUGUST 1, 2005

                    DERMISONICS LAUNCHES HUMAN CLINICAL TRIAL

           COMPANY INITIATES PRE-CLINICAL WORK FOR HUMAN PILOT TRIAL-2

DERMISONICS, INC. (DMSI.OB), a medical device company focused upon the development of an ultrasonically-assisted transdermal drug-delivery technology, announced today that it has initiated pre-clinical testing of the U-Strip Transdermal Drug Delivery System in anticipation of a human clinical trial designed to test the technology on insulin-dependent, type-2 diabetics. The Company is conducting a pharmacokinetic study of the insulin patch as the first phase of study. Completion of the trial set-up is a prerequisite to testing upon the human volunteers.

The Human Pilot Trial-2 protocol is designed to test lispro insulin using three different versions of the insulin patch, one of which is a newly designed, low-profile U-Strip patch. The study will compare delivery rates of insulin using the U-Strip with delivery rates of the insulin pump and will also monitor glucose levels and the pharmacokinetic values of the patch system. Data from the trial will be used to refine the Company's technology, including further miniaturization of the electronic components of the drug-delivery system.

Completion of the Human Pilot Trial-2 (HPT-2) series will mark the Phase-I clinical evaluation of the system. Following this trial, Dermisonics expects to submit the U-Strip to the Food and Drug Administration's Office of Combination Products to commence the approval process.

The protocol for the HPT-2 was developed in cooperation with two major pharmaceutical companies who want to evaluate the performance of the Company's technology as a prelude to exploring prospective strategic alliances.

Executive Vice-President, Bruce K. Redding, Jr. noted the importance of the study in his comments, "The initiation of the pharmacokinetic comparison study upon actual diabetic patients will highlight the ability of the insulin patch system to match conventional delivery technology, especially an insulin pump regimen, and will be a major step in offering a totally needle-free insulin therapy to over 18 million diabetics in the United States and over 145 million diabetic sufferers world wide."

ABOUT DERMISONICS, INC.

Dermisonics Inc. is a specialized medical and cosmetic device company that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip(TM) is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing


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drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

For further information contact Bruce Haglund, CEO.
bruce.haglund@dermisonics.com
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Dermisonics, Inc.
Four Tower Bridge
200 Barr Harbor Drive
West Conshohocken, Pa. 19428-2977 USA
888-401-DERM (3376) Toll Free
610-941-2780 Phone
610-941-2990 Fax

North American Investor Relations Contact:

John Robinson
Phone:  866-559-1333
johnrobinson@currentcapital.com
-------------------------------

European Investor Relations Contact:

Michael Drepper
Phone: +49-621-430-6130
investor-germany@dermisonics.com
--------------------------------

For additional information, please visit www.dermisonics.com
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Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.